To Whom It May Concern;

September 13, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements under Item 4.01 in the Form 8-K dated September 11, 2012 of Novagen Solar Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm.

Very truly yours,

MNP LLP

Chartered Accountants

Jenny Lee

Assurance Partner

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